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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): June 24, 2002

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                         L-3 COMMUNICATIONS CORPORATION
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               (Exact Name of Registrants as Specified in Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


         001-14141                                     13-3937434
         333-46983                                     13-3937436
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  (Commission File Number)                   (IRS Employer Identification No.)


 600 THIRD AVENUE, NEW YORK, NEW YORK                          10016
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (212) 697-1111
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              (Registrants' Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS.

COMMON STOCK OFFERING

L-3 Communications Holdings, Inc. announced on June 24, 2002 that it priced its public offering of 14.0 million shares of its Common Stock at $56.60 per share. In addition, L-3 Communications Holdings, Inc. granted the underwriters a 30-day option to purchase up to an additional 2.1 million shares of Common Stock, to cover over-allotments, if any.

Upon closing, which is expected on or about June 28, 2002, L-3 Communications Holdings, Inc. will receive net proceeds of approximately $768 million, assuming no exercise of the over-allotment option.

Net proceeds of this offering will be used to repay existing indebtedness and for general corporate purposes, including potential acquisitions.

The equity offering was made under an effective shelf registration statement. Lehman Brothers is the sole book-running manager and the sole lead manager for this offering.

SENIOR SUBORDINATED NOTES OFFERING

L-3 Communications Holdings, Inc. announced on June 25, 2002 that L-3 Communications Corporation, its wholly owned subsidiary, has priced at par an offering of $750.0 million principal amount of 7 5/8% Senior Subordinated Notes due 2012, with interest payable semi-annually in cash. The notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, and, outside the United States, only to non-U.S. investors.

As previously announced, the proceeds of this offering will be used to repay indebtedness outstanding under L-3 Communications Corporation's senior subordinated interim loan agreement and to repurchase and/or redeem its outstanding 10 3/8% Senior Subordinated Notes due in 2007.

The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

REDEMPTION OF NOTES

L-3 Communications Holdings, Inc. announced on June 25, 2002 that L-3 Communications Corporation, its wholly owned subsidiary, has initiated a full redemption of all of its outstanding 10 3/8% Senior Subordinated Notes due 2007. As of 5:00 p.m., New York City time, on Monday, June 24, 2002, the expiration date of the early tender period for the company's offer to purchase for cash any and all of its outstanding $225 million aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2007, the company had received tenders of Notes from holders of $176,925,000 (or approximately 79%) of the $225,000,000 outstanding principal amount of the Notes pursuant to the Offer to Purchase, dated June 6, 2002, and the related letter of transmittal. All Notes not tendered in accordance with the offer to purchase will be redeemed on July 25, 2002 at a redemption price of 105.188% of the principal amount thereof, plus accrued and unpaid interest to July 25, 2002. On or before July 25, 2002, the Notes should be

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presented to The Bank of New York, as paying agent for the redemption, at the address set forth in the Notice of Redemption, dated June 25, 2002, sent that day to all registered holders.

Interest on the Notes will cease to accrue on and after July 25, 2002, and the only remaining right of holders of the Notes is to receive payment of the redemption price upon surrender to the paying agent, plus accrued and unpaid interest up to, but not including, July 25, 2002.

A copy of the press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference. Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Form 10-K and 10-Q, with the Securities and Exchange Commission.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

Exhibit
Number            Title
------            -----

99.1              Press Release relating to Common Stock Offering
99.2              Press Release relating to Senior Subordinated Notes Offering
99.3              Press Release relating to Redemption
99.4              Underwriting Agreement

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                           L-3 COMMUNICATIONS HOLDINGS, INC.

                           By: /s/ Michael T. Strianese
                              --------------------------------------
                           Name:  Michael T. Strianese
                           Title: Senior Vice President - Finance



                           L-3 COMMUNICATIONS CORPORATION

                           By: /s/ Michael T. Strianese
                              --------------------------------------
                           Name:  Michael T. Strianese
                           Title: Senior Vice President - Finance

Dated:  June 28, 2002


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                                  EXHIBIT INDEX


Exhibit
Number            Title
------            -----

99.1              Press Release relating to Common Stock Offering
99.2              Press Release relating to Senior Subordinated Notes Offering
99.3              Press Release relating to Redemption
99.4              Underwriting Agreement